EXHIBIT 23:  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Paychex, Inc. of our report dated June 30, 1995, included in the fiscal 1995 Annual Report to Shareholders of Paychex, Inc.

We also consent to the incorporation by reference, in the registration statements outlined below, of our report dated June 30, 1995, with respect to the consolidated financial statements incorporated herein by reference of Paychex, Inc. included in the Annual Report
(Form 10-K) for the year ended May 31, 1995.

a. Form S-8 - Paychex, Inc. 1987 Stock Incentive Plan - as filed with the Securities and Exchange Commission on October 9, 1987 No. 33-17780) together with Post Effective Amendment No. 1 filed on November 13, 1992.

b. Form S-8 - Paychex 401(k) Incentive Retirement Plan - as filed with the Securities and Exchange Commission on December 18, 1987 (No. 33-19153) together with Post Effective Amendment No. 1 filed November 29, 1988.

c. Form S-8 - Paychex, Inc. 1992 Stock Incentive Plan - as filed with the Securities and Exchange Commission on October 2, 1992 (No. 33-52772).

d. Form S-8 - Paychex, Inc. 401(k) Incentive Retirement Plan - as filed with the Securities and Exchange Commission on October 2, 1992 (No. 33-52838).

e. Form S-4 - Paychex, Inc. Registration Statement - as filed with the Securities and Exchange Commission on April 14, 1995 (No. 33-58619) together with Post Effective Amendment No. 1 filed May 18, 1995.

f.      Form S-8 - Pay-Fone Systems, Inc. 1993, 1990, 1987, 1983, 1981
        Incentive Stock Option Plans and Director Non-Qualified Stock Option Agreements, as filed with the Securities and Exchange Commission on June 15, 1995 (No. 33-60255).

Syracuse, New York                                ERNST & YOUNG LLP
August 17, 1995